EXHIBIT 99.1
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SUTRON CORPORATION REPORTS RECORD THIRD QUARTER 2007 RESULTS

OCTOBER 15, 2007, STERLING, VA... Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological and meteorological monitoring products, systems and services, today reported record financial results for the quarter ended September 30, 2007.

FINANCIAL HIGHLIGHTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2007:

--Sales revenue was up 38% to $6,607,220 from $4,783,365 in the third quarter of 2006.

--Net income was up 229% to $1,218,335 from $370,691 in the third quarter of 2006.

--Earnings per share were up to $0.27 versus earnings of $0.09 per share during the third quarter of 2006.

--Gross margin was up to 47% versus 32% in the third quarter of 2006.

--Total customer orders for the third quarter of 2007 were down 21% to $4,885,541 from $6,187,427 in 2006.

"We are delighted to announce record quarterly revenues and earnings during the third quarter" reported Raul McQuivey, Sutron's Chairman and Chief Executive Officer. "The record third quarter revenues were primarily driven by shipments on two large projects. We shipped water level monitoring equipment to three customers in China that is being provided for the Three Gorges Dam Project. These shipments totaled approximately $956,000. We also shipped water level, snow, rainfall and water quality monitoring equipment to Washington International Group in Boise, Idaho that is being provided to the Iraq Ministry of Water Resources. This shipment totaled approximately $2,226,000. These projects substantially benefited our gross margin due to the high content of Sutron standard products as compared to the prior year in which projects had higher labor content. Operating expenses increased slightly in the third quarter due to higher legal costs and increased selling expenses due to the addition of two new full-time domestic salesmen."

"We anticipate a strong fourth quarter as we plan to make our first shipment to Afghanistan on our $5,992,384 contract with the Ministry of Water Resources. As stated in prior quarterly releases, Sutron's business continues to be project driven resulting in quarterly results that may fluctuate substantially based upon large contract awards that are difficult to project in terms of timing and may be delayed due to the differing time frames in securing government approvals."

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007:

--Revenue was up 5% to $13,971,836 from $13,280,647 in the first nine months of 2006.

--Net income was up 33% to $1,651,712 versus net income of $1,238,862 in the first nine months of 2006.

--Earnings per share were up to $0.37 versus $0.29 per share during the first nine months of 2006.

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--Gross margin was up to 42% versus 38% during the first nine months of 2006.

--Total customer orders for the nine months ended September 30, 2007 were up 43% to $20,689,109 from $14,389,219 in 2006.

OTHER Q3 2007 HIGHLIGHTS

Among other Q3 2007 highlights, Sutron:

--Received various orders that totaled $764,540 from the US Geological Survey's Hydrological Instrumentation Facility located at Stennis Space Center, Mississippi for 180 GOES SatLink2 Satellite Transmitter/Loggers, 80 AccuBubbler Water Level Monitoring Systems, 25 Accubar Gauge Pressure Sensors and various other ancillary equipment.

--Received an order that totaled $740,935 from NOAA's National Ocean Service located in Chesapeake, Virginia for 26 NOS-approved Main Tide Stations, 26 Redundant Tide Stations, 15 Hydrographic Gauges and various spare equipment items.

--Was awarded a two-year Small Business Innovative Research (SBIR) Phase II contract in the amount of $399,791 to continue development of a new Data Collection Platform with Interrogate Capability (DCPI) employing DS-CDMA RF transmission techniques allowing two-way communications through the GOES Satellite System.

--Was awarded a contract in the amount of $309,397 by the Southern Airport Authority of Vietnam to provide an Airport Weather Observation System (AWOS) at Lien Khuong Airport located at Lam Dong, Vietnam.

--Received an order that totaled $201,622 from the State of Colorado for GOES SatLink2 Satellite Transmitter/Loggers, AccuBar Constant Flow Bubbler Systems, Stage Discharge Recorders and various other ancillary equipment

SUTRON CORPORATION WILL BE HOSTING A CONFERENCE CALL FOR INTERESTED INVESTORS TO DISCUSS THE THIRD QUARTER RESULTS. THE PHONE NUMBER FOR THE CONFERENCE CALL IS 888-522-5391 AND THEN 80082#.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED ON MARCH 29, 2007. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.